    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997



                                                      REGISTRATION NO. 333-32827

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1


                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         AMERICAN ITALIAN PASTA COMPANY
             (Exact name of registrant as specified in its charter)

            DELAWARE                            2099                           84-1032638
  (State or other jurisdiction      (Primary Standard Industrial             (IRS Employer
      of incorporation or           Classification Code Number)           Identification No.)
         organization)

                                1000 ITALIAN WAY
                       EXCELSIOR SPRINGS, MISSOURI 64024
                                 (816) 502-6000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               TIMOTHY S. WEBSTER
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         AMERICAN ITALIAN PASTA COMPANY
                                1000 ITALIAN WAY
                       EXCELSIOR SPRINGS, MISSOURI 64024
                                 (816) 502-6000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                            ------------------------

                                   Copies to:

             JAMES A. HEETER, ESQ.                              JOHN J. MCCARTHY, JR., ESQ.
         SONNENSCHEIN NATH & ROSENTHAL                             DAVIS POLK & WARDWELL
          4520 MAIN STREET, SUITE 1100                              450 LEXINGTON AVENUE
          KANSAS CITY, MISSOURI 64111                             NEW YORK, NEW YORK 10017
                 (816) 932-4400                                        (212) 450-4000

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

     If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


==============================================================================================================
                                                                  PROPOSED MAXIMUM
                                                                 AGGREGATE OFFERING           AMOUNT OF
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED               PRICE(1)           REGISTRATION FEE(2)
--------------------------------------------------------------------------------------------------------------
Class A Convertible Common Stock, $.001 par value...........        $115,000,000              $34,848.49
==============================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following table sets forth the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the Offering described in this Amendment to Registration Statement.


Securities and Exchange Commission registration fee.........  $   34,849
NASD Examination Fee........................................      12,000
New York Stock Exchange Listing Fee.........................      *
Accounting Fees and Expenses................................      *
Printing and Engraving Expenses.............................      *
Legal Fees and Expenses.....................................      *
Blue Sky Fees and Expenses..................................      *
Transfer Agent and Registrar Fees and Expenses..............      *
Miscellaneous...............................................      *
                                                              ----------
     Total..................................................  $   *
                                                              ==========

-------------------------
* To be completed by amendment.

     The foregoing items, except for the Securities and Exchange Commission, NASD and New York Stock Exchange fees, are estimated. All expenses will be borne by the Company.


ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (A) EXHIBIT INDEX


     The exhibit index is set forth on page II-3 of this Amendment to Registration Statement and is hereby incorporated herein by reference.


     (B) FINANCIAL STATEMENT SCHEDULES


     No financial statement schedules are filed as part of this Amendment to Registration Statement for the reason that they are not required or are not applicable, or the required information is shown in the Financial Statements or Notes thereto.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933 the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Excelsior Springs, State of Missouri, as of the 18th day of August, 1997.


                                          AMERICAN ITALIAN PASTA COMPANY

                                          By:    /s/ TIMOTHY S. WEBSTER
                                            ------------------------------------
                                                     Timothy S. Webster
                                               President and Chief Executive
                                                           Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                   *                       Chairman of the Board of Directors            August 18, 1997
---------------------------------------
          Horst W. Schroeder

        /s/ TIMOTHY S. WEBSTER             President, Chief Executive Officer and        August 18, 1997
---------------------------------------    Director (Principal Executive Officer)
          Timothy S. Webster

                   *                       Executive Vice President and Chief            August 18, 1997
---------------------------------------    Financial Officer, Treasurer and Secretary
            David E. Watson                (Principal Financial and Accounting
                                           Officer)

                   *                       Director                                      August 18, 1997
---------------------------------------
           Jonathan E. Baum

                   *                       Director                                      August 18, 1997
---------------------------------------
             David Y. Howe

                   *                       Director                                      August 18, 1997
---------------------------------------
           Robert H. Niehaus

                   *                       Director                                      August 18, 1997
---------------------------------------
             Amy S. Rosen

                   *                       Director                                      August 18, 1997
---------------------------------------
         James A. Schlindwein

                   *                       Director                                      August 18, 1997
---------------------------------------
          Lawrence B. Sorrel

                   *                       Director                                      August 18, 1997
---------------------------------------
          Richard C. Thompson



*By:     /s/ TIMOTHY S. WEBSTER

     ---------------------------------

            Timothy S. Webster


             Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                         DESCRIPTION
-------    -----------------------------------------------------------------------------------
 1.1*      Form of Underwriting Agreement
 3.1**     Form of Amended and Restated Certificate of Incorporation of the Company
 3.2**     Form of Amended and Restated By-Laws of the Company
 4.1*      Form of specimen certificate representing the Company's Class A Common Stock
 4.2*      Form of specimen certificate representing the Company's Class B Common Stock
 5.1*      Opinion of Sonnenschein Nath & Rosenthal
 8.1*      Opinion of Sonnenschein Nath & Rosenthal with respect to certain tax matters
10.1**     Credit Agreement among the Company, various banks named therein, Bankers Trust
           Company and Morgan Stanley Senior Funding, Inc. dated as of October 30, 1992, as amended and restated as of April 11, 1997
10.2+      Manufacturing and Distribution Agreement dated as of April 15, 1997 between CPC
           International Inc. and the Company
10.3+      Amended and Restated Supply Agreement dated October 29, 1992, as amended July 1,
           1997, between the Company and Sysco Corporation
10.4**     Warehouse Lease dated May 23, 1995 between the Company and Lanter Company
10.5*      Employment Agreement dated             , 1997 between the Company and Timothy S.
           Webster
10.6*      Employment Agreement dated as of January 1, 1996 between the Company and Horst W.
           Schroeder
10.7*      Employment Agreement dated             , 1997 between the Company and David E.
           Watson
10.8*      Employment Agreement dated             , 1997 between the Company and Norman F.
           Abreo
10.9*      Form of Amended and Restated Stockholders Agreement dated                     ,
           1997
10.10**    American Italian Pasta Company 1992 Stock Option Plan
10.11**    American Italian Pasta Company 1993 Non-Qualified Stock Option Plan
23.1**     Consent of Ernst & Young LLP
23.2*      Consent of Sonnenschein Nath & Rosenthal (to be included in Exhibit 5.1 and Exhibit
           8.1)
24.1**     Powers of Attorney (included on signature page)
27.1**     Financial Data Schedule


-------------------------
 * To be filed by amendment

** Previously filed


 + Confidential treatment has been requested for portions of this document. The redacted material has been filed separately with the Commission pursuant to a pending application for confidential treatment.